                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                          TURBODYNE TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in Its Chapter)

        Nevada                                         95-4699061
        ------                                         ----------
(State of Incorporation)                    (I.R.S. Employer Identification No.)

             6155 Carpinteria Avenue, Carpinteria, California  93013
                            Telephone: (805) 684-4551
                            -------------------------
          (Address and Telephone Number of Principal Executive Offices)

                             2002 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)

 Cane O'Neill Taylor, LLC, 2300 W. Sahara Ave., Suite 500, Las Vegas, NV  89102
                            Telephone: (702) 312-6255
                            -------------------------
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
   Title of                          Proposed        Proposed
  Securities           Amount        Maximum         Maximum
     to be             to be         Offering        Aggregate      Amount of
  Registered         Registered      Price Per       Offering      Registration
     (1)                (2)          Share (3)       Price (3)         Fee
________________________________________________________________________________
Common Stock         6,000,000         $0.18         $1,080,000       $99.36
$0.001 par value       Shares        Per Share
================================================================================

(1) This registration statement covers the common stock issuable upon the exercise of options issued under our 2002 Stock Option Plan.

(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the Stock Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, based upon: (i) the average exercise price of $0.24 per share of outstanding options to purchase 1,280,000 shares that have been granted under our 2002 Stock Option Plan; (ii) the market price of our common stock of $0.165 per share as of September 23, 2002 with respect of the remaining options to purchase 4,720,000 shares that may be granted pursuant to our 2002 Stock Option Plan. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under Securities Act of 1933, as amended.

                                ________________
                                   Copies to:
                                 Michael A. Cane
                             Cane O'Neill Taylor, LLC
                         2300 W. Sahara Ave., Suite 500
                             Las Vegas, Nevada 89102
                                 (702) 312-6255

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


Item 1.          Plan Information.*


Item 2.          Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.


                                     PART II

Item 3.          Incorporation of Documents by Reference.

The following documents filed by Turbodyne Technologies, Inc. (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (1) The Company's Annual Report filed on Form 10-K with the Securities and Exchange Commission on April 29, 2002;

     (2) The Company's Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission on May 15, 2002, and August 19, 2002;

     (3) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company's Annual Report with the Securities and Exchange Commission on April 29, 2002;

     (4) The description of the Company's Common Stock which is contained in the Company's Form 20-F Registration Statement, filed with the Securities and Exchange Commission pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") originally on
          September  18,  1996  and  as  amended  through  December  10,  1996.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.          Description of Securities.

The securities to be offered are registered under Section 12 of the Exchange Act of 1934.

Item 5.          Interests of Named Experts and Counsel.

No expert or counsel named in this prospectus as having prepared or certified any part of it or as having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Sutton Lawrence, LLP, independent legal counsel to the Company, has provided an opinion regarding the due authorization and valid issuance of the shares of Common Stock.


Item 6.          Indemnification of Directors and Officers.

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Bylaws of the Company.

Unless specifically limited by a corporation's articles of incorporation, the NRS automatically provides directors with immunity from monetary liabilities.
The Company's Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

(a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

(b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

(c)  a  transaction from which the director derived an improper personal profit;
     and

(d)  willful  misconduct.

The Articles of Incorporation provide that the Company will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Company) by reason of the fact that he or she is or was a director of the Company or is or was serving as a director, officer, employee or agent of another entity at the request of the Company or any predecessor of the Company against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements) that he or she incurs in connection with such action or proceeding. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The By-laws of the Company provide that the Company will indemnify its directors and officers to the fullest extent not prohibited by Nevada general corporation law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada general corporation law or (iv) such indemnification is required to be made pursuant to the By-laws.

The By-laws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the By-laws of the Company or otherwise.

The By-laws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.


Item 7.          Exemption from Registration Claimed.

Not  applicable.


Item 8.          Exhibits.

Exhibit
Number         Description of Document
---------      -------------------------

5.1 Opinion of Sutton Lawrence, LLP, independent legal counsel, regarding the due authorization and valid issuance of the shares of Common Stock, with consent to use.
10.1           2002  Stock  Option  Plan
23.1           Consent  of  BDO  Dunwoody  LLP,  Independent  Auditors
23.2           Consent of McGowan Guntermann, Former Independent Auditors
24.1 Power of Attorney (included on the signature page of this registration statement).


Item  9.          Undertakings.

The  Company  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

          (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

          (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant, Turbodyne Technologies, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carpinteria, California, on September 23, 2002.

                                     Turbodyne Technologies, Inc.

                                     By:  /s/ Daniel Black
                                          __________________________________
                                          Daniel Black, President and
                                          Principal Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel Black, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature                     Title                         Date
---------                     -----                         ----

/s/ Daniel Black              President and
_________________________     Principal Executive Officer   September 23, 2002
Daniel Black

/s/ Charles Caverno
_________________________     Principal Financial Officer   September 23, 2002
Charles Caverno

/s/ Manfred Hanno Janssen
_________________________     Director                      September 23, 2002
Manfred Hanno Janssen

/s/ Eugene O'Hagan
_________________________     Director                      September 23, 2002
Eugene O'Hagan

/s/ Andrew Martyn-Smith
________________________      Director                      September 23, 2002
Andrew Martyn-Smith